                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of November 13, 1996, by and between STUART ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, and RONALD G. RUDY, an individual with his principal business address at 2807 Lincoln Way, Lynnwood, Washington 98046 (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive as Executive Vice President and Chief Operating Officer of the Trade Products Division of the Company (the "Trade Products Division"); and

         WHEREAS, the Executive desires to accept such employment offered by the Company;

         NOW, THEREFORE, in consideration for the mutual obligations contained herein, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1.      EMPLOYMENT AND TERM.

                 (a) Employment. The Company hereby employs the Executive and the Executive hereby accepts such employment, in the capacity of Executive Vice President and Chief Operating Officer of the Trade Products Division to act in accordance with the terms and conditions hereinafter set forth.

                 (b) Term. The employment hereunder shall be for a term commencing on the date of acquisition by the Company of the assets of Trade Products, Inc. (the "Employment Date"), and terminating on the third anniversary of the Employment Date (the "Term").

                 (c) Location of Services. Effective upon the Employment Date, and through the Term, the Executive's services will be performed in the Seattle, Washington area. At such location the Company shall provide the Executive with an office and a support staff sufficient to enable the Executive to render the services to be provided by the Executive under this Agreement. It is also anticipated that the Executive may be reasonably required, at the Company's expense, to travel to and render services in different locations from time to time, incident to the performance of the Executive's duties.

         2.      DUTIES.

                 (a) During the Term as provided in Section 1(b) hereof, the Executive shall serve as Executive Vice President of the Company and Chief Operating Officer of the Trade Products Division, and shall have all powers and duties consistent with such position and Executive agrees to perform the duties and services incident to that position, or such other duties and services of a similar nature as may reasonably be required of him by the Board of Directors ("Board") or the Board's designated officer. The Executive agrees to serve as an officer of the Company and of any subsidiary of the Company or affiliated company, without additional compensation.

                 (b) The Executive shall devote substantially his entire time and shall use his best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder and to the promotion of the business and interests of the Company and any subsidiaries or affiliated companies.

                 (c) The Executive shall be appointed to the Board of the Company for a term expiring at the next annual meeting of the stockholders of the Company following the Employment Date. The Executive shall receive no compensation for such service.

         3.      COMPENSATION.

                 (a) Base Salary. The Company shall pay the Executive an initial base salary of $200,000 (the "Base Salary"), payable in accordance with the Company's normal payroll payment procedures. On the second and third anniversary date of the Employment Date, the Base Salary shall be increased to $210,000 and $220,000, respectively. Any compensation that may be paid to the Executive under any additional compensation or incentive plan of the Company, or that may be otherwise authorized from time to time by the Board, shall be in addition to the Base Salary to which the Executive shall be entitled under this Agreement.

                 (b) Performance Bonuses. For each calendar year during the Term, commencing with calendar year 1996, the Executive shall be eligible to receive a cash bonus (the "Performance Bonus") based upon the Executive's performance and the Trade Products Division achievement of certain targeted financial goals established at the beginning of such year by the Board. The bonus payable for any calendar year shall be paid to the Executive no later than the 15th day of April of the following year and shall in no case be less than $50,000 if the targeted financial objectives are met. This Performance Bonus shall be in lieu of the Executive's participation in any other cash bonus or incentive plan or arrangement of the Company; provided, however, that the bonus program set forth herein may be replaced with a different program approved by the Board with the consent of the Executive. Notwithstanding the above, if the performance of the Executive and the Trade Products Division does not meet the goals established by the Board, the Executive acknowledges and agrees that nothing contained herein shall be deemed to entitle the Executive to a Performance Bonus.

                 (c) Grant of Stock Options. The Executive shall be granted options (the "Options") to purchase 250,000 shares of the $.01 par value common stock of the Company as follows: (i) an option for 50,000 shares at $5.00 per share; (ii) an option for 100,000 shares at $10.00 per share; and (iii) an option for 100,000 shares at $15.00 per share. Such Options shall be granted under and in accordance with the Company's 1994 Performance Stock Option Plan.

                 (d) Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Company to or for the benefit of the Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to the Executive, including any payments owing under any other provision of this Agreement, (ii) require the Executive to pay to the Company in cash such amount as may be required to satisfy such withholding obligations or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

         4. BENEFITS. In addition to the Base Salary, the Performance Bonus, if any, and the Options, the Executive shall also be entitled to the following:

                 (a) Participation in Benefit Plans. The Executive shall be entitled to participate in the various retirement, welfare, fringe benefit, group long term disability plans and other executive prerequisite plans, programs and arrangements of the Company available for senior executive level officers of the Company. The Executive and his dependents, at the Executive's request, shall be enrolled in the Company's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder.

                 (b) Disability Insurance. The Company shall pay the premiums on the Executive's existing disability insurance policy.

                 (c) Vacation and Sick Leave. The Executive shall be entitled to four weeks of vacation during each calendar year during which this Agreement is in effect, and to paid holidays given by the Company to its domestic employees generally, without reduction in salary or other benefits; provided, however, that Executive may take in excess of four weeks vacation with the prior approval of the Chief Executive Officer, which approval shall not be unreasonably withheld, if it will not hinder the performance by Executive of his services under this Agreement or the operation of the Trade Products Division. The Executive shall also be entitled to sick leave according to the sick leave policy which the Company may adopt from time to time.

                 (d) Automobile. During the Term, the Company shall pay or reimburse the Executive for all maintenance, repairs, insurance, fuel (up to $100.00 per month) and other costs associated with the use of an automobile designated by the Executive from time to time in accordance with the Company's policies in effect from time to time.

                 (e) Expenses. The Company shall reimburse the Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement and in accordance with the Company's expense authorization and approval procedures in effect from time to time.

                 (f) Proration of Benefits. Any payments or benefits hereunder, in any year during which the Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which the Executive is employed by the Company.

         5. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive hereby represents and warrants to the Company that (i) the Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound, and (ii) there are no agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or his employment hereunder.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Executive as follows:

                 (a) The Company is duly organized and established as a corporation under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Company is a party or by which it is bound.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company and are valid, legal and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         7.      TERMINATION.

                 (a)      Cause.  The Company may terminate the Executive's
         employment at any time for Cause (as defined herein).   For purposes
         of this Agreement, "Cause" means:

                           (i)    the Executive commits a breach of any
                 material term of this Agreement and such breach constitutes gross negligence or wilful misconduct and, if such breach is capable of being cured, the Executive fails to cure such breach within 30 days of notice of such breach;

                          (ii) the Executive is convicted of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude;

                         (iii) the Executive's commission of any intentional act in violation of any applicable law or regulation where the Company has a reasonable belief that such act shall be the primary cause for a license of the Company or its subsidiaries or affiliates to be revoked, suspended or not be renewed after proper application, and such revocation, suspension or non-renewal is likely to cause either (a) additional licenses of the Company, its subsidiaries or affiliates to be suspended, revoked or not be renewed after proper application, or (b) a material adverse change in the operations of the Company or the Trade Products Division;

                          (iv)    habitual intoxication;

                           (v)    habitual illegal drug use or drug addiction;

                          (vi) gross insubordination, gross negligence or willful and knowing violation of any material rule or regulation that may be established by the Company from time-to-time for the conduct of the Company's business;

                          (vii) misappropriation of corporate funds or other acts of dishonesty.

                 (b) Death. This Agreement shall terminate automatically upon the Executive's death.

                 (c) Disability. This Agreement shall terminate automatically upon the Executive's Disability. The term "Disability" as used in connection with termination of the employment of the Executive shall mean the inability of the Executive to substantially perform his material duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months, during the term of employment (during which six (6) month period the Executive's salary and benefits shall continue) as determined by an independent qualified physician mutually acceptable to the Company and the Executive (or his personal representative).

                 (d) Without Cause. The Company may, at its option, terminate the Executive's employment without Cause at any time upon written notice to the Executive.

                 (e) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the date that any party gives notice, through action or otherwise, that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination.

         8.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                 (a) Cause; Disability. If the Executive's employment shall be terminated by the Company for "Cause" or by reason of Disability, the Company shall continue to pay the Executive his Base Salary through the Date of Termination at the rate in effect upon the Date of Termination. Thereafter, the Company shall have no further obligation to the Executive. Notwithstanding the above, in the event of Disability, the Executive shall be entitled to participate in and be covered by the Company's group health plan until the Executive is able to obtain health insurance on substantially the same terms and conditions as provided in the Company's group health plan; provided, however, that if the Company's group health plan does not allow the Executive and his dependents to continue coverage, then the Company and the Executive agree to negotiate a mutually satisfactory alternative to provide the Executive with the benefits intended by this Section 8(a).

                 (b) Death. If the Executive's employment is terminated by reason of the Executive's death, the Company shall pay to the Executive's heirs or estate, the Base Salary at the rate in effect on the day preceding death through the date of his death.

                 (c) Without Cause. If the Executive's employment is terminated without Cause, the Company shall pay to the Executive the greater of the following: (1) the Company shall continue to pay the Executive in accordance with the Company's normal payroll payment procedures his Base Salary at the rates provided in Section 3(a) through the end of the Term; or (2) the Company shall pay the Executive in accordance with the Company's normal payroll payment procedures at the rate in effect at the Date of Termination for a period of one year from the Date of Termination; provided, however, that subject to the provisions of Section 9, the Company's obligation to pay the Executive pursuant to this Section 8(c) shall automatically terminate upon a breach by the Executive of the provisions of Section 9.

         9.      NONCOMPETITION.

                 (a) The Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its affiliates and the Executive accordingly covenants and agrees, that at all times for a period of twenty-four (24) consecutive months subsequent to the end of the Term (regardless of any prior termination of the Agreement for any reason except that, upon termination for "Cause" for 24 months from the Date of Termination only) as follows:

                          (i) The Executive will not directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, organization, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in a business the same as or similar to the business of the Company except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under the Securities Exchange Act of 1934, provided, however, that the restrictions in this subparagraph shall not apply with respect to Executive's ownership of an interest in a company that is engaged in the business of real estate development or the building and development of mini-storage units or bicycle related products.

                          (ii) The Executive will not (a) directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which the Executive is prohibited from engaging by this Section 9 or to terminate his employment with the Company or any of its affiliates or (b) directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least twelve months.

                          (iii) The Executive will not use or permit his name to be used in connection with any business or enterprise engaged in the business the same as or similar to Company or its affiliates (or any other business engaged in by Company or any of its affiliates).

                          (iv) The Executive will not use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period.

                          (v) The Executive will not (a) use or disclose any customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; (b) assist in obtaining any of the Company's customers for any other similar business; (c) encourage any customer to terminate, change or modify its relationship with the Company; or (d) solicit or divert or attempt to solicit or divert the Company's customers.

                          (vi) The Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating participating with Executive or receiving from the Executive in violation of this Agreement and of the rights of the Company hereunder, that participation by any such third party with the Executive in activities in violation of this Section 9 may give rise to claims by the Company against such third party.

                          (vii) The Executive will not make any public statement, make any unprovoked statements to regulatory agencies, nor take any such actions where the primary purpose of such public statement, unprovoked statement or action is intended to (a) impair the goodwill or the business reputation of the Company or any of its affiliates or (b) benefit a competitor of the Company or to be otherwise detrimental to the material interests of the Company.

         The primary purpose of this Section 9 is the Company's legitimate interest in protecting its economic welfare and business goodwill. The Company and the Executive further agree that this covenant shall in no way be construed as a mere limitation on competition nor shall it be construed as a restraint on the Executive's right to engage in a common calling.

         It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         The failure of the Executive to abide by the provisions of this
Section 9 shall be deemed a material breach of this Agreement and, if applicable, shall also cause any payments being made by the Company to Executive pursuant to Section 8(c) to immediately terminate. In the latter event, the Company shall give notice to Executive stating that (i) Executive has breached Section 9, and detailing the nature of such breach, and (ii) the Company is terminating all payments due to Executive, if any, (the date of such notice is referred to herein as the "Notification Date"). Upon written notice from the Executive, received by the Company within five (5) days of the Notification Date, of his intention to commence arbitration pursuant to Section 20 concerning such breach, then retroactive to the Notification Date, the Company will pay all amounts due to Executive pursuant to Section 8(c), if any, into an escrow account to be established at the Company's primary bank until such time as a decision in the arbitration is made; provided, however, that in the event Executive fails to initiate arbitration proceedings within thirty
(30) days after the Notification Date, the money placed in escrow shall be immediately returned to the Company. Nothing herein shall be construed as limiting or prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

         10. PROPRIETARY INFORMATION. Through the second anniversary of the Date of Termination, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services, customers or operations of the Company or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Company or such affiliate and is made known to the Executive or learned or acquired by the Executive while in the employ of the Company, including, without limitation, information concerning trade secrets of the Company, or any of the Company's affiliates and any improvements relating to the products of the Company in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include either (i) at the time of disclosure to the Executive such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or
(ii) subsequent to disclosure to the Executive, the Executive received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein.

         11. OWNERSHIP OF PROPRIETARY INFORMATION. The Executive agrees that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times, until the second anniversary of the Date of Termination, the Executive will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing his duties under this Agreement.

         12. DOCUMENTS AND OTHER PROPERTY. All materials or articles of information of any kind furnished to the Executive in the course of his employment hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Company. The Executive will not, without the prior written consent of the Company, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Company or pertaining to any Proprietary Information.

         13. THIRD-PARTY INFORMATION. The Company from time to time receives from third parties confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-Party Information"). At all times, the Executive will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party.

         14. INTELLECTUAL PROPERTY. Any and all products of the same type as those or competitive with those sold by the Company ("Products") made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) either (i) during the period of this Agreement, or (ii) within a period of two years after the Date of Termination, shall be promptly and fully disclosed by the Executive to the Board and, if such intellectual property was made, developed or created other than pursuant to the Executive's employment hereunder, the Executive shall grant the Company a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to the Executive's employment hereunder, such intellectual property shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such Products as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such Products as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company. Notwithstanding the above, this
Section 14 shall not apply to a Product for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (a) the Product relates
(i) directly to the business of the Company, or (ii) to the Executive's actual or demonstrably anticipated research or development, or (b) the Product results from any work performed by the Executive for the Company.

         15. EQUITABLE RELIEF. The Executive acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in Sections 9 through 14, inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Executive therefore further acknowledges that, if the Executive violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

         16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)      if to the Board or the Company, to:

                          Stuart Entertainment, Inc.
                          3211 Nebraska Avenue
                          Council Bluffs, Iowa  51501
                          Attention:  President

                 (b)      if to the Executive, to:

                          Ronald G. Rudy




Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         17. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         18. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         19. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Washington, other than the conflict of laws provisions of such laws.

         20. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Seattle, Washington. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The arbitration shall be presided over by three arbitrators who shall be selected in accordance with the labor arbitration rules of the American Arbitration Association. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive, subject to the arbitrators awarding such costs otherwise. The award of the arbitrators shall be binding upon the parties. Except where expressly authorized by statute, a party shall only be entitled to be awarded damages for actual losses suffered by the injured party plus reasonable costs (including reasonable attorney's fees). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         21. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

         22. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

         23. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                  STUART ENTERTAINMENT, INC.

                                  By       /S/ ALBERT F. BARBER
                                     -----------------------------------------
                                           Albert F. Barber, Vice Chairman and
                                           Chief Executive Officer


                                  EXECUTIVE


                                  By       /S/ RONALD G. RUDY
                                     -----------------------------------------
                                           Ronald G. Rudy